Exhibit 10.10

[Date]

[Investor]

Re:    Potential IPO Opportunity

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) memorializes the agreement and understanding between [Investor] (“Investor”), on the one hand, and Pharvaris, B.V. (the “Company”), on the other hand, regarding the Company’s agreement to make best efforts to recommend to the underwriters of the Company’s initial public offering that an allocation be made to Investor and/or the Company’s agreement to offer additional equity securities of the Company to Investor on the terms, and subject to the conditions, set forth below.

The Company is entering into this Letter Agreement as a material inducement to cause Investor to enter into that certain Series C Share Subscription Agreement, dated as of the date hereof, by and among the Company, Investor and the other purchasers named therein (the “Purchase Agreement”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Second Amended and Restated Shareholders Agreement, dated as of the date hereof, by and among the Company, Investor and the other parties thereto (the “Shareholders Agreement”).

In consideration of the foregoing and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by execution of this Letter Agreement, the Company and Investor hereby agree as follows:

1.    Potential IPO Opportunity. Subject to compliance with all applicable securities laws, rules and regulations, the Company shall use its commercially reasonable efforts to advocate to the managing underwriter(s) of the IPO to offer Investor the opportunity to purchase shares of the Company’s ordinary shares or common stock equivalent (“Common Stock”) as described below (the “Potential IPO Opportunity”) in a future IPO, if any, on the same terms, including, without limitation, at a price equal to the price per share shown in a final prospectus in the IPO and paid by the public for shares of Common Stock (the “IPO Price”), and subject to the same conditions, as are applicable to the public in the IPO. The number of shares subject to the Potential IPO Opportunity shall be equal to the greater of (i) [●]% of the total number of shares of Common Stock offered to the public in the IPO (excluding the exercise of any over-allotment option by the underwriters to the IPO) and (b) a number of shares determined by dividing (1) $[●] by (2) the IPO Price (the “Investor IPO Allocation”). For the purposes of this Section 1, commercially reasonable efforts shall include, without limitation, two attempts with the lead equity capital markets professional of the “lead left” managing underwriter for the IPO to advocate to the underwriters to provide the Potential IPO Opportunity to Investor. Investor and the Company agree that the Potential IPO Opportunity does not constitute an offer to sell securities of the Company and any sale of shares remains at the discretion of the managing underwriter(s) and any purchase of shares remains at the discretion of Investor, as applicable. Notwithstanding anything express or implied in this Letter Agreement, Investor acknowledges and agrees that Investor shall have no recourse against the Company if the managing underwriter(s) do not offer Investor the Potential IPO Opportunity or if no Investor IPO Allocation is granted.

2.    Private Placement Participation Right. Notwithstanding the foregoing Subsection 1(a), in the event that (i) the Company’s managing underwriter(s) do not offer Investor the Potential IPO Opportunity or (ii) the Company’s managing underwriter(s) reasonably request that the IPO Participation Opportunity held by Investor be cut back such that Investor is not permitted to purchase its entire Investor IPO Allocation in the IPO (“IPO Allocation Cutback”), then the Company shall offer to Investor the right to purchase in a separate private placement (which shall be conducted concurrently with the IPO and the closing of which shall be contingent on the closing of the IPO) up to a number of shares of Common Stock equal to the difference between (1) the number of shares of Common Stock that Investor would have been able to purchase pursuant to Section 1 above if the managing underwriter(s) had offered Investor its entire Investor IPO Allocation, and (2) the number of shares of Common Stock that Investor was actually permitted to purchase in the IPO, if any (such right, the “Private Placement Participation Right”). The Common Stock offered to Investor pursuant to the Private Placement Participation Right shall be on the same terms (including the IPO Price) at which Common Stock is offered in the IPO, except that the Common Stock offered under the Private Placement Participation Right shall be exempt from the registration requirements of the Securities Act and other applicable securities laws. If Investor exercises (in whole or in part) the Private Placement Participation Right, the Company and Investor shall execute and deliver such documents that are: (A) customary for a transaction structured as a private placement concurrent with a public offering, and (B) reasonably satisfactory to the Company and Investor.

3.    Successors and Assigns. The provisions of this Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither the Company nor Investor may assign its rights or obligations under this Letter Agreement without the other party’s prior written consent; provided further that Investor may assign its IPO Participation Opportunity or Private Placement Participation Right (in whole or in part) to an entity or investment fund controlled by one or more general partners, managing members, management companies or investment advisors of, or that is managed or controlled by an affiliated general partner, managing member, management company or investment adviser with, Investor.

4.    Miscellaneous. This Letter Agreement constitutes valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws provisions. Should legal action arise concerning this Letter Agreement, (i) the parties irrevocably submit to the jurisdiction and venue of the courts of the State of New York and the Federal Courts of the United States located in the State of New York to litigate and adjudicate such dispute, and (ii) the prevailing party shall be entitled to recover all reasonable attorneys’ fees and related costs, in addition to any other relief which may be awarded. EACH PARTY HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE OR LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS LETTER AGREEMENT.

5.    Termination. This Letter Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the satisfaction of the IPO Participation Opportunity and/or the Private Placement Participation Right, as the case may be or (b) the date that Investor ceases to hold any equity securities in the Company or any successor entities.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

COMPANY:

PHARVARIS, B.V.

By:
Name:
Its:

INVESTOR:

By:
Name:
Its: